EXHIBIT 10.22


                            MEMORANDUM OF AGREEMENT


                                      AMONG


                            AURORA METALS(BVI)LIMITED
                       GOLDEN PHOENIX RESOURCES ASIA LTD.
                      PENGLAI CITY HEXI GOLD MINE CO., LTD.

                                      AND

                               MR. WANG ZHI QIANG



                                FEBRUARY 20, 2006


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MEMORANDUM OF AGREEMENT made February 20, 2006 among AURORA METALS(BVI) LIMITED, a corporation ("AM"), GOLDEN PHOENIX RESOURCES ASIA LTD., a British Virgin Islands company ("GPA"), PENGLAI CITY HEXI GOLD MINE CO., LTD, a PRC company ("Hexi"), and MR. WANG ZHI QIANG of Peng Lai City, Shandong Province Province, People's Republic of China ("Wang"), collectively the "Parties".

RECITALS

Hexi  is  owned  as  to  90% by Wang and as to 10% by Li Shou Hong.  Hexi owns a
56.5297 square kilometre property and a pledge of one license held by Yantai Jin Mao Investment Ltd. in Penglai City, Shandong Province, People's Republic of China, for which it holds rights to explore for and produce gold and on which it operates an underground gold mine which currently produces about 30,000 ounces of gold a year. AM and Wang wish to develop the property owned by Hexi by (a) performing such technical and other work as shall be necessary to support an initial public offering of the shares of a company to be called Peng Lai Gold Ltd., (b) making a public offering of Peng Lai Gold's shares, (c) listing the shares of Peng Lai Gold on the Toronto stock exchange, and (d) entering into a joint venture agreement with respect to the ownership and operation of the gold mining assets owned and to be acquired by Hexi. GPA will perform certain services in relation to these activities for which it will receive an interest in Peng Lai Gold Ltd. The parties are entering into this Memorandum of Agreement to provide for the terms on which these activities will be carried out.

WITNESSETH that the parties have agreed as follows:

1.   DEFINITIONS

     As used in this agreement:

     "ADDITIONAL ASSETS" means leases and other interests in gold mining properties in Penglai City, Shandong Province which are acquired by Hexi after the date of this Agreement and prior to the Public Listing.

     "AM SUB" means a corporation which is a wholly-owned subsidiary of AM, which will be a 90% shareholder in JVCO.

     "PRC REQUIREMENTS" means all approvals and consents of governmental authorities in the PRC and registration requirements required for the purpose of completing the transactions provided for in this Agreement as set out in Schedule A.

     "EFFECTIVE DATE" means the date as of which (a) this Agreement shall have been executed, and (b) all PRC Requirements shall have been satisfied as evidenced by an Opinion of Counsel.

     "EXCHANGE" means the TSX-Venture Exchange.

     "EXPLORATION PROGRAM" means an exploration program conducted on the Hexi Assets, at a cost of US $1.5 million, or as otherwise agreed to by the Parties over a period of


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     approximately  18  months,  with  the  objective  of  proving up sufficient mineral  resources  to  justify  the  Public  Listing.

     "43.101 REPORT" means a report complying with the requirements of Canada's National Instrument No. 43.101 and being otherwise acceptable for the purpose of a Public Listing.

     "HEXI ASSETS" means the gold mining plant(s), equipment and leases owned by Hexi plus the Additional Assets.

     "JVA" means a joint venture agreement to be entered into governing the ownership and operation of JVCO.

     "JVCO" means either Hexi, on the basis that its shareholders will be AM Sub as to 90% and Wangco PRC as to 10%, or a newly incorporated entity of which the owners will be AM Sub as to 90% and Wangco PRC as to 10%.

     "OPINION OF COUNSEL" means an opinion of legal counsel to the effect that all Chinese Requirements have been satisfied and that this Agreement is a binding obligation of Hexi and Wang enforceable in accordance with its terms.

     "PG" means Peng Lai Gold Limited, being AM renamed and continued from its present jurisdiction of incorporation to incorporation under the laws of the Province of Ontario where it shall have its shares listed on the Exchange.

     "PRC" means the People's Republic of China.

     "PUBLIC LISTING" means a listing of PG shares on the Exchange.

     "VALUATION" means a valuation complying with the requirements of Schedule
     B.

     "WANGCO BVI" means a British Virgin Islands company to be owned beneficially as to 100% by Wang.

     "WANGCO PRC" means a PRC company to be owned beneficially as to 100% by Wang.

2.   TRANSACTIONS

     For the purposes of implementing the transaction:

     (a)  AM will finance and conduct the Exploration Program.

     (b) AM and GPA will be entitled at any time during the conduct of the Exploration Program to terminate this Agreement on the basis that either (i) the progress being achieved is not acceptable in their judgment having regard to the requirements for the Public Listing, or
          (ii) the results achieved are not acceptable having regard to the requirements for the Public Listing, following which the parties shall have no further obligations to each other with respect to the subject matter of this Agreement.


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     (c)  Following  completion  of the Exploration Program, the Valuation shall be performed as the basis for determining the respective interests of AM, GPA and Wang in JVCO and issuing shares in AM in accordance with the following requirements:

          (i) Wang's interest shall be represented by a combination of shares in JVCO and AM shares such that he will beneficially own through Wangco PRC not less than 10% of JVCO in accordance with PRC requirements for gold mining entities, with the balance of his interest being held through AM shares issued to Wangco BVI; and

          (ii) For its services, GPA shall be entitled to AM shares having a value equal to 20% of Wang's total entitlement as determined in accordance with Schedule B.

     (d) Wang will cause Hexi to contribute to JVCO the Additional Assets whose value will be included for Valuation purposes.

     (e) Following the issue of AM shares in accordance with clause (c), AM will begin taking all required steps to achieve the Public Listing, including the preparation of the 43-101 Report.

     (f)  The  parties  agree  that,  with  effect from completion of the Public
          Listing:

          (i) AM will have a board of six directors, of whom two shall be nominees of Wangco BVI, three shall be independent directors and one shall be the President and CEO; and

          (ii) AM will be the managing partner of JVCO, with the sole right to make all decisions except those which, as a matter of PRC law, require unanimity and, for this purpose, Wangco PRC will not unreasonably withhold its consent on any matter requiring unanimity.

     (g) Wang will cause Hexi to provide unrestricted access to the Hexi Assets and the Additional Assets and, when so required, to take at its sole expense all actions and required remedial assurances to upgrade the Hexi Assets to ensure safe access at all times.

     (h) Immediately following the Effective Date, AM will initiate, supervise and pay for the technical and other work required to enable PG to complete the Public Offering.

     (i) AM will take all required steps to be continued under the laws of Ontario, to change its name and otherwise to satisfy the Public Listing requirements.

3.   PUBLIC LISTING


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     Following  completion  of  the  43-101  Report, the parties shall determine whether or not to proceed with the Public Offering. If the determination is to proceed, the parties will select financial, legal and other advisors and, with their help, shall begin preparation of the prospectus and other required documents, including an underwriting agreement with the investment bankers who will purchase the shares to be offered by the prospectus.

4.   WANG AND HEXI REPRESENTATION

     To induce AM and GPA to enter into this Agreement and to make the Option Payment, Wang and Hexi represent and warrant to GPA that:

     (a) Wang owns 90% of the shares of Hexi and Li Shou Hong owns the remaining 10% of the shares of Hexi, in each case with a good and marketable title free of encumbrances;

     (b) Hexi is a validly subsisting enterprise under PRC law and has all requisite power and authority to produce, process and sell gold as it is currently doing and to execute, deliver and perform this Agreement and any documents to which it is or is to be a party;

     (c) the execution, delivery and performance by Hexi of this Agreement has been duly authorized by all necessary corporate action and does not require any consents or approvals other than those which have already been obtained;

     (d) this Agreement has been duly executed and delivered by Hexi and Wang and constitutes their legal, valid and binding obligation, enforceable against both of them in accordance with its terms;

     (e) the execution and delivery by Hexi and Wang of this Agreement and the performance by both of them of their obligations hereunder do not, except for PRC Requirements, require any authorization under any PRC law or approvals, consents or waivers of third parties and are not inconsistent with and do not contravene any provision of or constitute a default under:

          (i)  their constituent documents or by-laws, as applicable;

          (ii) any judgment, injunction, decree or order applicable to it or any of their properties;

         (iii) any PRC law or authorization applicable to it or any of its properties; or

          (iv) any indenture, mortgage, contract or other instrument to which it is a party or by which it may be bound or affected;

     (f) there is no action, suit, investigation or proceeding pending (or, to their knowledge, threatened) against Hexi or Wang before any governmental authority which, individually or in the aggregate, if determined adversely to their interests,


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          could  reasonably  be expected to adversely affect the consummation of the  transactions  contemplated  hereby;

     (g) no person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase of any Hexi shares; and

     (h) until completion of the transactions provided for in this Agreement or termination as provided in Section 9, Wang will cause Hexi to continue to carry on its gold mining business in the same manner as that in which it is being carried on.

5.   AM AND GPA REPRESENTATIONS

     To induce Hexi and Wang to enter into this Agreement and to grant the Option, AM and GPA represent and warrant to Hexi and Wang as follows:

     (a) each of them is a validly subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and any documents to which it is or is to be a party;

     (b) the execution, delivery and performance by each of them of this Agreement has been duly authorized by all necessary corporate action and does not require any consents or approvals other than those which have already been obtained;

     (c) this Agreement has been duly executed and delivered by each of them and constitutes their legal, valid and binding obligation, enforceable against it in accordance with its terms;

     (d) the execution and delivery by each of them of this Agreement and the performance by them of their obligations hereunder do not require any authorization under any Chinese law or approvals, consents or waivers of third parties and are not inconsistent with and do not contravene any provision of or constitute a default under:

          (i)  its  constituent  documents  or  by-laws,  as  applicable;

          (ii) any judgment, injunction, decree or order applicable to it or any of its properties;

         (iii) any law or authorization applicable to it or any of its properties; or,

          (iv) any indenture, mortgage, contract or other instrument to which it is a party or by which it may be bound or affected; and,

     (e) there is no action, suit, investigation or proceeding pending (or to its knowledge, threatened) against AM or GPA before any governmental authority which, individually or in the aggregate, if determined adversely to its interests, could reasonably be expected to adversely affect the consummation of the transactions contemplated hereby.


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6.   TERMINATION

     (a)  If AM or GPA:

          (i) is in material breach of its obligations under this Agreement and such breach continues for 30 days after notice to AM and GPA requiring it or them to cease such breach;

          (ii) becomes bankrupt or insolvent or takes the benefit of any law providing for protection against creditors.

     Hexi and Wang shall be entitled to terminate this Agreement. Following any such termination, AM and GPA shall have no further rights in this Agreement.

     (b)  AM and GPA shall be entitled jointly to terminate this Agreement:

          (i) if Hexi or Wang is in material breach of its obligations under this Agreement (and for this purpose failure to provide all required access to the Property and information required to perform the Valuation shall constitute material breach) and such breach continues for 30 days after notice to Hexi and Wang requiring them to cease such breach.

          (ii) Hexi or Wang becomes bankrupt or insolvent or takes the benefit of any law providing for protection against creditors.

     Following any such termination, Hexi and Wang shall have no further rights under this Agreement.

     (c)  In the event that:

          (i)  the Effective Date shall not have occurred by 07 May,2006; or

          (ii) filing of the Prospectus for the Public Offering as provided for in Section 6 shall not have occurred by 31 August,2007;

     either AM and GPA or Wang and Hexi shall be entitled to terminate this Agreement by notice to the other, following which none of the parties shall have any further obligations to the others with respect to the subject matter of this Agreement.

7.   REGISTRATION

     Following its execution by the parties, this Agreement shall be registered in accordance with the requirements set out in Schedule A.


8.   NOTICES


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     (a)  All  notices,  consents,  requests,  and  other  communications
          (collectively "Notices") authorized or required to be giving or made pursuant to this Agreement by a Party, shall be given or made in writing signed by an authorized representative of such Party, delivered or mailed by registered or certified mail or sent by telex or facsimile transmission addressed as follows:

                For AM:            P.O. Box 27494
                                   Denver, Colorado 8022, USA
                                   Phone: (+1) 303-727-8609
                                   Facsimile: (+1) 303-936-0333
                                   E-mail:  jaajames@comcast.net
                                            --------------------

                For GPA:           No.l8, 1299 Gilpin Street
                                   Denver Colorado 80218 USA.
                                   Phone: (+1) 303 601 6064
                                   Facsimile: (+1) 303 321 8776
                                   E-mail:  mareelaffan@bigpond.com
                                            -----------------------

                For Hexi or Wang   Huluxian Village, Daliuhang Town,
                                   Peng Lai City, Shandong Province, China
                                   P.C.  265621
                                   Phone: (+86) 535-5851155
                                   Facsimile: (+86) 535-5851281
                                   E-mail:  wangzhiqiang@hexigold.cn
                                            ------------------------


     and any such notice shall be deemed to have been properly served and received by the intended recipient:

          (i) in the case of service by delivery or registered or certified mail - upon delivery;

          (ii) in the case of service by telex - upon the sender receiving the intended recipient's answerback code;

         (iii) in the case of service by facsimile transmission - upon the sender receiving from the intended recipient acknowledgement of legible receipt.

     (b) Any Party may change its address for the receipt of Notices at any time by giving written notice of such change to all other Parties to this Agreement in accordance with the provisions of this Article 9.

9.   MISCELLANEOUS

     (a) The failure of a Party to insist on strict performance of any provisions of this Agreement or to exercise any right, power or remedy upon a breach hereof shall


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          not  constitute  a  waiver of any provision of this Agreement or limit the Parties' rights thereafter to enforce any provision or exercise any right, power or remedy;

     (b) No amendments to this Agreement shall be valid unless such amendment is in writing, duly executed by the Parties, and shall not take effect until it has been approved and consented to by the appropriate authorities;

     (c) This Agreement has been prepared in both the Chinese and English language and both texts shall be equally authentic provided that if there is a dispute and the documents are inconsistent the English version shall be used for interpretation;

     (d) This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter thereof;

     (e) This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein;

     (f) Nothing contained in this Agreement shall be deemed to constitute either Party the partner of any other, or, except as expressly provided, to constitute either Party the agent or legal representative of any other;

     (g) This Agreement shall be binding upon the successors and permitted assignees of the Parties;

     (h) This Contract is made in eight (8) copies each in English and Chinese. Each Party keeps four (4) copies of equal value; and,

     (i) The Parties must each take their own responsibility to pay applicable taxes which may be payable to any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement under Chinese law. Each Party will indemnify and keep indemnified the other Party against any loss or liability incurred or suffered by it as a result of the delay or failure by the other party to pay such taxes.


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10.  EXECUTION

     Executed as a deed on February 20, 2006

Signed for and on behalf of:

AURORA METALS (BVI) LIMITED
J.A.A. James
-------------------------------------
Director


-------------------------------------
(Witness)
                                           /s/ J.A.A. James
                                           -------------------------------------

Signed for and on behalf of:

GOLDEN PHOENIX RESOURCES ASIA LTD.

-------------------------------------
Director

-------------------------------------
(Witness)

                                           -------------------------------------

Signed for and on behalf of:


HEXI GOLD MINE CO., LTD.
Name (print)

                                           /s/ Wang Zhi Qiang

-------------------------------------      -------------------------------------
(Witness)

                                           -------------------------------------
                                           WANG ZHI QIANG

-------------------------------------


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                                   SCHEDULE A

                                PRC REQUIREMENTS

             [TO BE COMPLETED AS PER JUN HE LAW OFFICES MEMORANDUM]


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                                   SCHEDULE B

                                    VALUATION

1. The gold resources identified by the exploration program will be valued at US $20 per ounce.

2. The physical assets, including plant and equipment, will be valued by an independent third party selected by AM/GPA and acceptable to Wang acting reasonably. From this amount there will be deducted the estimated costs of upgrading plant and installations to meet internationally accepted structural, environmental and operating standards. AM's costs of performing the work, including the fees and expenses of the valuator, will also be deducted in arriving at the net value.

3.   Wang's interest will be the sum of the amounts determined under 1 and 2.